                                                                  EXHIBIT 10.23
                                                                  -------------

                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT, dated as of December 31, 1996 by and between MetaTools, Inc., a Delaware corporation (the "Company"), and Robert E. Rice ("Executive").

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is acquiring by means of a merger transaction all of the shares of capital stock to be issued and outstanding of Real Time Geometry Corp., a Delaware corporation ("RTG"), of which Executive has been an executive officer and a holder of shares of capital stock or options or other rights to acquire shares; and

     WHEREAS, the Company desires to employ Executive as an executive officer of the Company, and Executive desires so to serve the Company, upon the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1.   Prior Agreements.  Executive hereby represents and warrants to the
          ----------------
Company that all agreements, understandings or arrangements between Executive and any other person or entity contain no terms that would be breached by Executive as a result of, or that would in any way preclude or prohibit Executive from, entering into this Agreement with the Company or performing any of the responsibilities provided for in this Agreement.

     2.   Employment and Responsibilities.
          --------------------------------

          (a) General.  Upon the terms and conditions herein set forth, the
              -------
Company hereby agrees to employ Executive and Executive agrees to serve as Vice President, Business Development of the Company, for the Term of Employment (as defined in Section 3 hereof). In such capacity, Executive shall be responsible for the business of RTG and the strategic business development activities of RTG and shall report solely and directly to John J. Wilczak, Chairman, President and Chief Executive Officer of the Company, or to any successor Chief Executive officer of the Company.

          (b) Nature of Services.  Except as provided in Sections 2(c) and 2(d)
              ------------------
hereof, during the Term of Employment Executive shall, except as from time to time may be otherwise agreed to in writing by Mr. Wilczak, devote his full time and attention during normal business hours to carrying out his responsibilities hereunder, shall diligently serve the Company, shall in all respects conform to, comply with and execute the lawful directions and instructions given to him by Mr. Wilczak, or any successor Chief Executive Officer of the Company, and shall diligently use his best efforts, skills and abilities to promote the interests of the Company.

          (c) Other Employment.  During the Term of Employment, Executive may
              ----------------
render employment or consulting services to, invest in and engage in related activities for (including, without limitation, acting as a director, partner or joint venturer) Wexford Management LLC or any of its investment funds or other affiliates and shall use reasonable, good faith efforts to do so in ways which will (i) minimize any interference with the fulfillment of his responsibilities hereunder, (ii) not result in the disclosure of any Confidential Information (as defined in Section 6(a)) in violation of this Agreement, and (iii) not result in any conflict of interest between the Company and any such Wexford entity.

          (d) Charitable or Other Activities.  Executive may (i) serve on
              ------------------------------
corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal and immediate family investments, so long as such activities do not interfere with the fulfillment of Executive's responsibilities hereunder.

          (e) Place of Performance.  The principal place of employment of
              --------------------
Executive shall be at offices maintained by the Company (or RTG) in Short Hills, New Jersey or another location within 10 miles of Short Hills, New Jersey, and the Company understands that Executive and his family shall have their permanent residence in or around Short Hills, New Jersey. Subject to the foregoing, Executive realizes that his responsibilities hereunder may require travel to and the rendering of services in Carpenteria, California, where the headquarters offices of the Company are located, and other locations.

     3.   Term of Employment. Subject to the provisions of Section 5 hereof,
          ------------------
Executive's term of employment under this Agreement shall commence on January 1, 1997 (the "Commencement Date") and shall terminate on December 31, 1999 (the "Term of Employment").

     4.   Compensation and Other Benefits.  The Company shall pay and provide
          -------------------------------
the following compensation and other benefits to Executive during the Term of Employment for the services to be provided hereunder:

          (a) Base Salary.  The Company shall pay to Executive a base salary
              -----------
(the "Base Salary") at the rate of $150,000 per annum, payable in approximately equal installments in accordance with the customary payroll practices of the Company. If the rate per annum of the base salary paid to Executive is increased during the Term of Employment, such increased rate shall thereafter constitute the Base Salary for all purposes of this Agreement.

          (b) Annual Bonus.  Executive shall be paid a cash bonus with respect
              ------------
to the first year of the Term of Employment of not less than $100,000 and with respect to each subsequent year of the Term of Employment in amounts which are commensurate with the bonuses awarded to the senior executives of the Company (the "Annual Bonus"). The Annual Bonus shall be paid in accordance with the policies of the Company, but in no event later than two months after the end of each such year.

          (c) Company Stock Options.  The Company shall grant to Executive
              ---------------------
options (the "Options") to purchase 200,000 shares of Common Stock of the Company plus such additional number of shares to be determined on the date hereof (the "Common Stock"). The Options shall conform to the following terms:

          (i)   the Options shall be granted on or before January 15, 1997;

          (ii) the Options shall be exercisable at a price per share equal to the fair market value per share of the Common Stock on the date of grant;

          (iii) the Options shall become exercisable with respect to one third of the number of shares of Common Stock subject to them each year on the anniversary of the date of grant;

          (iv) the Options shall become exercisable with respect to all of the shares of Common Stock subject to them upon any termination of the Term of Employment by the Company without Cause or by Executive for Good Reason pursuant to Section 5(b) hereof or upon any Change of Control (as defined below in this Section 4(c)) [Side letter to follow re: FD transaction];

          (v) The Options shall be issued under the Company's 1996 Nonstatutory Stock Option Plan and except as expressly stated in this Section, in all other respects, the Options shall conform to the terms of the Company's standard option agreement; provided, however, that the Options may only be amended with
                  -----------------
the prior consent of Executive;

          (vi) as soon as possible after the Closing the shares of Common Stock subject to the Options shall be registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 that has been declared effective as to such shares by the Securities and Exchange Commission, and such shares shall be qualified for trading on the principal markets for the Common Stock upon their issuances; and

          (vii) the Options shall be approved by the Board of Directors of the Company or a compensation committee thereof satisfying the conditions specified for approval by a Board of Directors or committee thereof consisting of "nonemployee directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

The grant of the Options shall not preclude Executive from participating in stock option plans maintained by the Company from time to time for the benefit of its Executive Employees generally. "Change in Control" shall mean (i) the acquisition by any individual, entity or group (as defined for purposes of Sections 13 and 14 of the Securities Exchange Act of 1934, as amended) of 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation or other transaction that upon consummation would effectively result in such an acquisition of (as described above in (i)) voting securities of the Company (or of any successor or surviving entity).

          (d) Employee Benefit Plans.  During the Term of Employment, Executive
              ----------------------
shall be entitled to participate in such pension, retirement, life insurance, health and other welfare plans, programs and benefits as are maintained by the Company from time to time for the benefit of its executive employees (the "Plans").

          (e) Vacation; Fringe Benefits.  During the Term of Employment,
              -------------------------
Executive shall be entitled to four weeks of vacation per year and to any other fringe benefits and perquisites that are accorded to its executive employees generally by the Company from time to time (the "Fringe Benefits").

          (f) Reimbursement of Expenses.  The parties anticipate that in the
              -------------------------
course of fulfilling his responsibilities under this Agreement, Executive will incur reasonable travel, entertainment and other out-of-pocket business expenses for the account of the Company. Executive shall be entitled to reimbursement for all reasonable out-of-pocket business expenses so incurred, upon submission to the Company of an adequate, written accounting which complies with the Company's policies regarding reimbursement for business expenses. The travel expense policy applicable to Executive shall be that applicable to the most senior executives of the Company.

          (g) Company Loan.  At the Closing, the Company shall loan to Employee
              ------------
the principal amount of $1,000,000 pursuant to a note and other instruments and agreements as shall be consistent with the terms of this Section 4(g) (the "Loan"). The Loan shall be repayable on January 15, 2000, shall be prepayable without penalty in whole or in part (including all accrued interest on the principal amount prepaid), and shall bear interest at the Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended, as reported by the Internal Revenue Service, on the date the loan is made, payable at maturity or upon prepayment as aforesaid, and compounded semiannually. The Loan shall be secured by all of the shares of Common Stock underlying the fully-exercisable and vested stock options received by Executive under Section 1.2 of the Stock Purchase Agreement (as defined below) and held by Executive as of the date the Loan is made, pursuant to arrangements that permit the release of shares underlying such options in order to permit the sale or pledge thereof to raise after-tax proceeds to pay or prepay principal and accrued interest on the Loan at maturity or from time to time before maturity. Executive shall not be personally obligated to pay any principal of or interest on the Loan nor shall any of his assets secure payment of the principal of and interest on the Loan, except for such shares underlying such options, solely from which the Company shall seek to realize payment in the event of any failure of payment on the part of Executive.

     5.   Termination of the Term of Employment.
          -------------------------------------

          (a) Termination for Cause or Without Good Reason.
              --------------------------------------------

              (i) The Company shall have the right to terminate the Term of Employment for Cause (as defined in Section 5(a)(ii) hereof) prior to December 31, 1999, and Executive shall have the right to terminate the Term of Employment without Good Reason (as defined in Section 5(b)(ii) hereof) prior to December 31, 1999. If the Term of Employment is so terminated, Executive shall be entitled to receive payment of the pro rata portion of the Base Salary through and including the date of such termination. Executive shall not be eligible to receive Base Salary or to participate in any of the Plans or to receive any of the Fringe Benefits with respect to any periods after the date of such termination, except for the right to receive vested or statutorily available benefits under any of the Plans in which Executive participates in accordance with the terms of such Plans. The Company shall also pay to Executive promptly (rather than when normally payable) a pro rata portion of the Annual Bonus (with respect to only the first year of the Term of Employment) corresponding to the portion of the year occurring prior to the date of such termination.

              (ii) "Cause" shall mean (A) the commission of an act of fraud or embezzlement which results in loss, damage or injury to the Company, whether directly or indirectly; (B) Executive's use of narcotics, liquor or illicit drugs has had a detrimental effect on the performance of his employment responsibilities, as determined by the Company's Board of Directors; (C) the arrest, indictment or filing of charges relating to a felony or misdemeanor, either in connection with the performance of the Executive's obligations to the Company or which shall adversely affect the Executive's ability to perform such obligations; (D) gross negligence, breach of fiduciary duty or material breach of the terms of this Agreement; or (E) the commission of an act which constitutes unfair competition with the Company. "Good Reason" shall mean a material breach by the Company of its obligations under this Agreement which is not remedied within 30 calendar days after receipt by the Company of written notice of such breach from Executive, including without limitation any diminution in the responsibilities of Executive hereunder, any change in the office to which Executive reports, any change in the principal place of employment of Executive or any reduction of or failure to pay when due the Base Salary or the Annual Bonus (as and to the extent provided for in Section 4(b) above).

              (iii) The date of termination of the Term of Employment by the Company under this Section 5(a) shall be the date specified in a written notice of termination delivered by the Company to Executive (which date shall not be earlier than the date of such written notice), unless no such date is specified in such notice, in which case the date of termination shall be the date of receipt by Executive of written notice of termination. The date of termination of the Term of Employment by Executive under this Section 5(a) shall be 60 calendar days after receipt by the Company of written notice of termination.

          (b) Termination Without Cause or for Good Reason.
              --------------------------------------------

          (i) The Company shall have the right to terminate the Term of Employment without Cause prior to December 31, 1999, and Executive shall have the right to terminate the Term of Employment for Good Reason prior to December 31, 1999. If the Term of Employment is so terminated, Executive shall be entitled to receive (A) payment when due under Section 4 hereof of the Base Salary and Annual Bonus through December 31, 1999, (B) such benefits and payments as may be provided in the event of termination of employment or resignation under the terms and provisions of any of the Plans in which Executive participates, (C) reimbursement in accordance with Section 4(f) hereof of all business expenses incurred through the date of termination, (D) payment of all vacation pay not previously paid, and (E) continuation of such coverage for Executive and Executive's immediate family as was in effect on the date of termination under any of the Plans, or comparable benefits, commencing on the date of such termination and ending on December 31, 1999; provided, however, that such coverage shall cease, with respect to any or all of the Plans, when Executive is covered by an employee plan or program providing substantially similar or more generous benefits. In the event of such termination of the Term of Employment, the Options shall become exercisable on the date of termination with respect to all of the shares of Common Stock subject to them. After such termination of the Term of Employment, Executive shall no longer be entitled to any of the Fringe Benefits. Any obligations of the Company pursuant to this Section are contingent on Executive signing a Release of Claims. A "Release of Claims" shall mean a waiver by Executive, in a form reasonably satisfactory to the Company, of all employment related obligations of and claims and causes of action against the Company (other than claims for any such severance payments due and payable).

          (ii) The amounts provided for in Section 5(b)(i) hereof are intended to be liquidated damages in lieu of any other liability or obligations of the Company in respect of termination of the Term of Employment by the Company without Cause or by Executive for Good Reason.

          (iii) The date of termination of the Term of Employment by the Company under this Section 5(b) shall be the date specified in a written notice of termination delivered by the Company to Executive (which date shall not be earlier than the date of such written notice), unless no such date is specified in such notice, in which case the date of termination shall be the date of receipt by Executive of written notice of termination. The date of termination of the Term of Employment by Executive under this Section 5(b) shall be 30 calendar days after receipt by the Company of written notice of termination, provided that the Good Reason specified in such notice shall not have been remedied by the Company during such 30 calendar day period.

          (c) Death. If Executive dies during the Term of Employment, the Term
              -----
of Employment shall terminate on the date of death and Executive's beneficiary or estate shall be entitled to receive (i) payment of the pro rata portion of the Base Salary through and including the date of death, (ii) payment (promptly, rather than when normally due) of a pro rata portion of the Annual Bonus corresponding to the portion of the year occurring prior to the date of death, and (iii) such survivor benefits and payments for Executive's family as Executive is entitled to under any of the Plans.

          (d) Disability. If Executive becomes Permanently Disabled (as defined
              ----------
below in this Section 5(d)) during the Term of Employment, the Company shall be entitled to terminate the Term of Employment by written notice to Executive specifying the reason for and date of such termination (which date shall not be earlier than the date of such written notice). In the event of such termination, Executive shall be entitled to receive (i) payment of the pro rata portion of the Base Salary through and including the date of termination, (ii) payment (promptly, rather than when normally due) of a pro rata portion of the Annual Bonus corresponding to the portion of the year occurring prior to the date of death, and (iii) such disability and other benefits and payments as Executive is entitled to under any of the Plans. Executive shall be deemed "Permanently Disabled" when, and only when, he is, and has for a period of six consecutive months been, unable by reason of illness or accident to substantially perform his responsibilities hereunder.

     6.   Confidentiality; Company Property.
          ---------------------------------

          (a) Confidentiality.  Executive recognizes that the services to be
              ---------------
performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder and his association with the Company, he may acquire or has acquired Confidential Information concerning the Company the use or disclosure of which could cause the Company substantial loss which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Executive agrees that he will not at any time, except in fulfillment of his responsibilities hereunder or with the written consent of the Company disclose any Confidential Information that he may learn or has learned by reason of his employment or association with the Company or use any such information for his own personal benefit or gain. The term "Confidential Information" means information not previously disclosed to the public or to the trade by the Company's management with respect to the Company's products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, price information, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's activities or products), business plans, prospects, opportunities or other information. Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by Executive in violation of this Section 6(a) or (ii) Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. Executive understands and agrees that the rights and obligations set forth in this Section 6(a) shall extend beyond the Term of Employment.

          (b) Company Property.  Executive confirms that all Confidential
              ----------------
Information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Executive relating to the business of the Company or any Confidential Information shall be and remain the property of the Company. Upon the termination of the Term of Employment or upon the request of the Company at any time, Executive shall promptly deliver to the Company, and shall not without the prior express written consent of the Company retain, all copies of (i) any written materials not previously made available to the public, or (ii) records and documents made by Executive or coming into his possession concerning any Confidential Information. Executive agrees that the rights and obligations set forth in this Section 6(b) shall extend beyond the Term of Employment.

          (c) Assignment of Inventions.  Executive shall sign and abide by the
              ------------------------
Company's standard invention assignment agreement.

          (d) Injunctive Relief.  Without intending to limit the remedies
              -----------------
available to the Company, Executive acknowledges that a breach of any of the covenants contained in this Section 6 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this Section 6.

     7.   Assignability.
          --------------

          (a) By Executive.  Neither this Agreement nor any right, duty,
              ------------
obligation or interest hereunder shall be assignable by Executive without the prior express written consent of the Company.

          (b) By the Company.  This Agreement and all of the Company's rights
              --------------
and obligations hereunder may be assigned or transferred by it to any entity which at any time by sale, merger, consolidation or other transaction acquires all or substantially all of the assets of the Company or to which the Company transfers all or substantially all of its assets, provided that any such assignee agrees in writing to assume all of the obligations of the Company hereunder. Upon such assignment or transfer, and upon such assumption, any such entity shall be deemed to be substituted for all purposes as the Company hereunder.

     8.   Severability.  If the final determination of a court of competent
          ------------
jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term hereof is invalid or unenforceable, (a) the remaining terms hereof shall be unimpaired and (b) the invalid or unenforceable term shall be deemed replaced by a term that is valid and enforceable and that comes closest to implementing the intention of the invalid or unenforceable term.

     9.   Amendment; Waiver.  This Agreement may not be modified, amended or
          -----------------
waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of any provision of this Agreement.

     10.  Withholding.  The Company shall be entitled to deduct and withhold all
          -----------
applicable Federal, state and local taxes which the Company is required to deduct or withhold from any payments to or on behalf of Executive under this Agreement.

     11.  Beneficiaries.  Executive shall be entitled to select a beneficiary or
          -------------
beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such selection, in either case by giving the Company written notice thereof.

     12.  Governing Law.  All matters affecting this Agreement, including the
          -------------
validity thereof, are to be governed by, interpreted and construed in accordance with the laws of the State of Delaware.

     13.  Notices.  Any notice hereunder by either party to the other shall be
          -------
given in writing by personal delivery or certified mail, return receipt requested. If addressed to Executive, the notice shall be delivered or mailed to Executive at the address specified in the Company's personnel records or such other address as may be specified in a notice of change of address given by Executive to the Company, or if addressed to the Company, the notice shall be delivered or mailed to:

               MetaTools, Inc.
               6303 Carpenteria Avenue
               Santa Barbara, California  93013
               Attn:  Mr.  John J. Wilczak

or to such other address as may be specified in a notice of change of address given by the Company to Executive. A notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by certified mail, on the date shown on the applicable return receipt.

     14.  Merger. This Agreement supersedes all prior or contemporaneous
          ------
negotiations, commitments and agreements between the Company and Executive with respect to the subject matter hereof, and such other negotiations, commitments and agreements will have no further force or effect.

     15.  Counterparts. This Agreement may be executed by either of the parties
          ------------
hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     16.  Headings. The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     17.  Effectiveness of Agreement.  This Agreement shall not be effective
          --------------------------
unless the transaction contemplated by the Stock Purchase Agreement dated as of December 20, 1996 (the "Stock Purchase Agreement"), is consummated and the Stock Purchase Agreement is signed by the Company and RTG (The "Purchase"). In the event the Purchase is terminated pursuant to Section 8.1 of the Stock Purchase Agreement, this Agreement shall be null and void.

     18.  Arbitration.
          ------------

          (a) Except as provided in Section 6(d), Executive agrees, that any dispute or controversy arising out of, relating to or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration to be held in Santa Barbara County, California under the National Rules for the Resolution of Employment Disputes supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) shall apply Delaware law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitrations proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.

          (c) Except as is otherwise provided in Section 21 below, the Company and the Executive shall each pay half of the costs and expenses of such arbitration.

          (d) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 18, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, ANY ASPECT OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

     19.  No Mitigation; No Offset.  In the event of any termination of
          ------------------------
employment under Section 5, Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain. Any amounts due under Section 5 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

     20.  Legal Fees and Other Expenses.  In the event that a claim for payment
          -----------------------------
or benefits under this Agreement is disputed, Executive shall be reimbursed for all attorney fees and expenses incurred by Executive in pursuing such claim, provided that Executive is successful as to a substantial part of the disputed claim by reason of litigation, arbitration or settlement.

     21.  Indemnification.  The Company agrees that if Executive is made a party
          ---------------
or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company and/or any affiliate or subsidiary or is or was serving at the request of the Company and/or any affiliate or subsidiary as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, he shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, including without limitation by the advancement of his expenses, as the same exists or may hereafter be amended, against all expenses incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if Executive has ceased to be an officer, director or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed pursuant to the authority of its Board of Directors, and Executive has executed this Agreement, as of the day and year first written above.

                                       METATOOLS, INC.


                                       By:  /s/JOHN WILCZAK
                                       ----------------------------

                                       Name  John Wilczak
                                             ----------------------

                                       Title:  Chairman and CEO
                                               --------------------


                                       /s/ROBERT E. RICE
                                       ----------------------------
                                       Robert E. Rice